Exhibit 99.1

Riverview Financial Corporation Announces Completion of

$25 Million Subordinated Notes Offering

HARRISBURG, PA, October 6, 2020 / PRNEWSWIRE / Riverview Financial Corporation (the “Company” or “Riverview”) (NASDAQ: RIVE), the bank holding company for Riverview Bank (the “Bank”), today announced the completion of its private placement of $25 million of its 5.75% Fixed to Floating Rate Subordinated Notes (the “Notes”) to certain qualified institutional buyers and accredited institutional investors.

The Notes will have a maturity date of October 15, 2030 and initially bear interest, payable semi-annually, at a fixed annual rate of 5.75% per annum until October 15, 2025. Commencing on that date, the interest rate applicable to the outstanding principal amount due will be reset quarterly to an interest rate per annum equal to the then current three-month secured overnight financing rate (SOFR) plus 563 basis points, payable quarterly until maturity. The Company may redeem the Notes at par, in whole or in part, at its option, anytime beginning on October 15, 2025. The Notes are intended to qualify as Tier 2 capital for regulatory capital purposes for the Company.

The Company intends to use the net proceeds from the private placement to enhance the Bank’s capital to support growth, for general corporate purposes and potential strategic opportunities.

Brett D. Fulk, President and CEO of the Company, stated, “We are very pleased with the interest in our offering and its completion on favorable terms. The primary purpose of the offering is to shore up the safety and soundness of the Bank’s capital position given the uncertain impact of the COVID-19 pandemic and to potentially enable us to take advantage of opportunities to grow and enhance our market share.”

Performance Trust Capital Partners, LLC served as the placement agent for the offering. Luse Gorman, PC served as legal counsel to Riverview Financial Corporation and Holland & Knight LLP served as legal counsel to Performance Trust Capital Partners, LLC.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there by any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Riverview Financial Corporation

Riverview Financial Corporation is the parent company of Riverview Bank. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Bucks, Centre, Clearfield, Cumberland, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Perry, Schuylkill and Somerset Counties through 27 community banking offices and 3 limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the NASDAQ Global Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: the impact of the COVID-19 outbreak, prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’s operations, pricing, products and services and other factors that may be described in Riverview’s periodic reports as filed with the Securities and Exchange Commission from time to time. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.